As filed with the Securities and Exchange Commission on May 22, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4431352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(803) 326-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew W. B. Wright

Senior Vice President, General Counsel and Secretary

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(803) 326-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all notices, orders and communications to:

W. Lake Taylor, Jr.

Lawton B. Way

McGuireWoods LLP

Gateway Plaza

800 East Canal Street

Richmond, Virginia 23219

(804) 775-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided for pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2026

PROSPECTUS

3D SYSTEMS CORPORATION

$100,000,000

Common Stock

Preferred Stock

Warrants

3D Systems Corporation may offer and sell from time to time, together or separately, up to $100,000,000 in aggregate initial offering price of our common stock, preferred stock or warrants to purchase common stock or preferred stock, or a combination thereof described in this prospectus. In this prospectus, we refer to our common stock, preferred stock and warrants collectively as the “securities.”

The securities offered pursuant to this prospectus may be sold at prevailing market prices or at prices different than prevailing market prices. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a delayed or continuous basis. This prospectus describes some of the general terms that apply to the securities. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. Each time our securities are offered under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering.

The prospectus supplement for each offering will describe the plan of distribution for that offering. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. The prospectus supplement and any free writing prospectus may also add, update or change information contained or incorporated in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may sell our securities through one or more underwriters, dealers or agents that we select. If underwriters, dealers or agents are used to sell securities, we will name them and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “DDD.” On May 21, 2026, the last reported sale price for our common stock on the New York Stock Exchange was $2.99 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves substantial risks. You should carefully read and consider “Risk Factors” on page 6 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, offer and sell up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and/or free writing prospectus will contain specific information about the terms and manner of that offering. The prospectus supplement and free writing prospectus may also add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and any accompanying prospectus supplement or free writing prospectus together with the additional information described below under the heading “Incorporation of Certain Documents by Reference.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. This prospectus contains summaries of certain provisions contained in some of the exhibits to our registration statement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of these documents. You may obtain copies of these documents at no cost by writing to or telephoning us at the address and telephone number given under the heading “Where You Can Find More Information” below.

You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement, free writing prospectus or document incorporated by reference herein or therein. This prospectus may be used only where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement, free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement or free writing prospectus, nor any sale made under this prospectus or any prospectus supplement or free writing prospectus will, under any circumstances, imply that the information in this prospectus or any prospectus supplement or free writing prospectus is correct as of any date after the date of this prospectus or any such prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

As used herein, “3D Systems,” the “Company,” “we,” “us,” and “our” refer to 3D Systems Corporation and its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission file number is 001-34220. All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and any accompanying prospectus supplement will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we have already filed with the Commission, and any documents that we file with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement:

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our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 (including portions of our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2026, incorporated by reference in such Annual Report on Form 10-K);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

•	our Current Reports on Form 8-K filed with the Commission on March 26, 2026, April 30, 2026 and May 15, 2026; and

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the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus will be provided without charge to each person to whom a copy of this prospectus is delivered (other than the exhibits to such documents which are not specifically incorporated by reference herein), upon written or oral request. Requests should be directed to 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, Attention: Legal Department, or telephone number: (803) 326-3900. You also may obtain copies of these filings, at no cost, by accessing our website at www.3DSystems.com. The information contained on, or otherwise accessible through, our website is not incorporated into, and does not constitute a part of this prospectus, any accompanying prospectus supplement or any other report or document we file with or furnish to the Commission.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public without charge at the Commission’s website: www.sec.gov. This information is also available on our website at www.3DSystems.com. Except as set forth in the “Incorporation of Certain Documents by Reference” section of this prospectus or any accompanying prospectus supplement, the information contained on, or otherwise accessible through, these websites is not incorporated into, and does not constitute a part of this prospectus or any accompanying prospectus supplement or any other report or document that we file with or furnish to the Commission.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the Commission and incorporate by reference will contain forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates,” or “plans” or the negative of these terms or other comparable terminology.

Forward-looking statements are based upon management’s beliefs, assumptions and current expectations concerning future events and trends, using information currently available, and are necessarily subject to uncertainties, many of which are outside our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. A number of important factors could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These factors include without limitation:

•	impact on our business as a result of macroeconomic events and other geopolitical risks, recession, supply chain disruptions, inflation, interest rates and foreign exchange volatility;

•	our ability to deliver products that meet changing technology and customer needs;

•	our ability to identify strategic acquisitions, to integrate such acquisitions into our business without disruption and to realize the anticipated benefits of such acquisitions;

•	our ability to realize anticipated benefits for future dispositions;

•	impact of future write-off or write-downs of goodwill and intangible assets;

•	the concentration of revenue and credit risk exposure from our largest customer;

•	our ability to acquire and enforce intellectual property rights and defend such rights against third-party claims;

•	our ability to protect our intellectual property rights and confidential information, including our digital content, from third-party infringers or unauthorized copying, use or disclosure;

•	failure of our information technology infrastructure or inability to protect against cyber-attack;

•	our ability to predict quarterly sales and manage product inventory due to uneven sales cycle;

•	our ability to generate net cash flow from operations;

•

our ability to service our debt and ability to raise funds necessary to settle conversions of the 5.875% convertible senior secured notes due 2030 (the “2030 Notes”) or the 0% convertible senior notes due 2026 (the “2026 Notes”) in cash, repay the 2030 Notes or 2026 Notes at maturity, repurchase the 2030 Notes upon the exercise of the holders’ one-time put right or repurchase the 2030 Notes or the 2026 Notes in the case of a fundamental change;

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our ability to comply with the covenants contained in our indenture governing the 2030 Notes, indenture governing the 2026 Notes and other current or future debt agreements, including the limitations, restrictions and prohibitions such covenants may impose on the way we conduct our business, including certain financial covenants, prohibitions on incurring additional debt if certain covenants are not met and restrictions on our ability to make certain investments and restricted payments;

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our ability to remediate material weaknesses in our internal controls over financial reporting and maintain effective internal controls, including the material weaknesses identified as of December 31, 2025;

•	fluctuations in our gross profit margins, operating income or loss and/or net income or loss;

•	our ability to efficiently conduct business outside the U.S.;

•	our dependence on our supply chain for components and sub-assemblies used in our 3D printers and other products and for raw materials used in our print materials;

•	our ability to manage the costs and effects of litigation, investigations or similar matters involving us or our subsidiaries;

•	product quality problems that result in decreased sales and operating margin, product returns, product liability, warranty or other claims;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	our ability to successfully develop and commercialize regenerative medicine products ourselves, or in conjunction with development partners;

•	disruption in our management information systems for inventory management, distribution, and other key functions;

•	compliance with U.S. and other anti-corruption laws, data privacy laws, trade controls, economic sanctions, and similar laws and regulations;

•	our ability to maintain our status as a responsible contractor under federal rules and regulations;

•	changes in, or interpretation of, tax rules and regulations; and

•

the other factors discussed in the reports we file with or furnish to the SEC from time to time, including the risks and important factors set forth in additional detail in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included herein are made only as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or circumstances or otherwise, except as required by law. All subsequent written or oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above.

OUR COMPANY

3D Systems Corporation markets our products and services through subsidiaries in North America and South America (collectively referred to as “Americas”), Europe and the Middle East (collectively referred to as “EMEA”) and Asia Pacific and Oceania (collectively referred to as “APAC”). We provide comprehensive 3D printing and digital manufacturing solutions, including 3D printers for plastics and metals, materials, software, and services, including maintenance, advanced manufacturing and applications engineering. Our solutions support advanced applications in two key industry verticals: Healthcare Solutions and Industrial Solutions. We have over 35 years of experience and expertise, which have proven vital to our development of an ecosystem and end-to-end digital workflow solutions that enable customers to optimize product designs, transform workflows, bring innovative products to market and drive new business models.

Our executive office is located at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Our telephone number is (803) 326-3900. Our website is www.3Dsystems.com.

RISK FACTORS

Investing in our securities involves substantial risks. Before purchasing our securities, you should carefully consider the risk factors discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference into this prospectus, as such may be updated and supplemented by our subsequent Commission filings, as well as the risks, uncertainties and additional information set forth in (i) future Commission filings that are deemed incorporated by reference herein and (ii) the applicable prospectus supplement. Each of the risks described could result in a material decrease in the value of our securities and your investment in them. Risks related to any specific securities we offer will be described in the applicable prospectus supplement relating to those securities.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from our sale of offered securities:

•	to finance future acquisitions of other entities or their assets; and

•	for working capital and general corporate purposes, which may include the repurchase, redemption or repayment of indebtedness.

Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying prospectus supplement. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks, or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, and warrants to purchase equity securities that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Certificate of Incorporation, our Amended and Restated By-Laws (“By-Laws”) and applicable provisions of Delaware law, in each case, as currently in effect as of the date of this prospectus. The following description is only a summary of the material provisions of our capital stock set forth in our Certificate of Incorporation and our By-Laws and does not purport to be complete, and is subject to and qualified in its entirety by reference to such documents, the information regarding our capital stock incorporated by reference herein from our Commission filings and the applicable provisions of the Delaware General Corporation Law. Copies of our Certificate of Incorporation and our By-Laws have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our Certificate of Incorporation and the certificate of designations relating to the particular series of preferred stock. The certificate of designations relating to each particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 440,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of May 4, 2026, we had the following equity securities outstanding:

•	146,947,053 shares of common stock; and

•	no shares of preferred stock.

Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol “DDD.” Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors. Action on a matter generally requires that the votes cast in favor of the action exceed the votes cast in opposition. Holders of our common stock do not have cumulative voting rights or preemptive rights to purchase additional shares of our common stock.

Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds legally available therefor. We do not currently pay cash dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of our Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by our Board of Directors, including the applicable requirements of the Delaware General Corporation Law, which provides that dividends are payable only out of surplus or current net profits. In addition, the payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

Holders of our common stock are entitled to share ratably in our net assets upon our dissolution, liquidation or winding-up, after payment or provision for all liabilities and any pari passu or preferential liquidation rights of our preferred stock then outstanding.

The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, those of the holders of any shares of our preferred stock that we may issue in the future.

Preferred Stock

Our Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval up to the maximum of 5,000,000 shares of preferred stock that are currently authorized. Subject to the provisions of our Certificate of Incorporation and limitations prescribed by law, our Board of Directors is authorized to adopt resolutions, without any action or vote by our stockholders, that set the terms and rights of any future series of preferred stock. Those terms and rights may include:

•	the designation of the series;

•

the number of shares of the series, which number our Board of Directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

•

whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

•

the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

•	the redemption rights and prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series in the event of our voluntary or involuntary liquidation, dissolution, or winding-up;

•

whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of the shares of the series; and

•	any other relative rights, preferences, and limitations of such series.

One of the effects of our Board of Directors’ right to designate and issue preferred stock without stockholder approval may be to enable our Board of Directors to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. Furthermore, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

Provisions of Our Certificate of Incorporation and Our By-Laws

Our Certificate of Incorporation and our By-Laws contain provisions that may make it more difficult or expensive for a third party to effectuate a tender offer, change in control or takeover, even if such a transaction would be beneficial to our stockholders. In particular, our Certificate of Incorporation and our By-Laws include provisions that:

•	permit our directors to fill vacancies on our Board of Directors;

•	require stockholders to give us advance notice to nominate candidates for election to our Board of Directors or to make stockholder proposals at a stockholders’ meeting;

•

permit a special meeting of our stockholders to be called only by approval of a majority of the directors, the chief executive officer, the president or by the secretary upon the written request of holders owning at least 25% of the voting power of the outstanding capital stock entitled to vote on the election of directors;

•	permit our Board of Directors to issue, without the approval of our stockholders, preferred stock with such terms as our Board of Directors may determine; and

•	permit the authorized number of directors to be changed only by a resolution of our Board of Directors.

Delaware Anti-Takeover Provision

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a Delaware corporation’s outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years following the date on which that person became an interested stockholder unless:

•

prior to the time the stockholder became an interested stockholder, the corporation’s board of directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

•

the stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding shares held by directors who were also officers or held in certain employee stock plans, upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder; or

•	the business combination was approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder.

Although a corporation may elect not to be governed by Section 203, we have not made this election.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Limitation of Liability and Indemnification

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our Certificate of Incorporation contains a provision that limits the liability of our directors as permitted under Section 102(b)(7) of the Delaware General Corporation Law. The provision eliminates a director’s personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to us or our stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under

Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases or (D) for any transaction from which the director derives an improper personal benefit.

As permitted by the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws provide that:

•

with respect to any action or proceeding not brought by us, we shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful;

•

with respect to any action or proceeding brought by us, we shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of our Company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which that person is adjudged to be liable to us, unless, and only to the extent that, the court determines that the person is fairly and reasonably entitled to indemnity;

•

any indemnification provided pursuant to the bullets above (unless ordered by a court) will be made only upon an affirmative vote of a majority of our disinterested directors, by a committee of disinterested directors designated by a majority vote of our disinterested directors, a written opinion of independent legal counsel or an affirmative vote of a majority of our stockholders;

•

to the extent that a director or officer of our Company has been successful on the merits or otherwise in defense of any action or proceeding, he or she shall be indemnified against expenses incurred by him or her;

•

expenses incurred in defending a civil or criminal action or proceeding shall be paid by us in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to indemnification; and

•	the rights conferred in our By-Laws are not exclusive.

DESCRIPTION OF WARRANTS

This section describes some of the general terms and provisions applicable to warrants we may issue from time to time. We will describe the specific terms of any warrants and the applicable warrant agreements in the applicable prospectus supplement. The following description and any description of the warrants in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreements. Copies of the form of agreement for each warrant and the warrant certificate, if any, which we refer to collectively as “warrant agreements,” and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination of, common stock or preferred stock that we may sell. Warrants may be issued independently, or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Any warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of such warrants and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the securities that may be purchased upon exercise of the warrants;

•	the number of securities purchasable upon exercise of each warrant;

•

the initial price at which such number of securities may be purchased upon such exercise (and if such price may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

•

the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	whether the warrants will be listed on any securities exchange;

•	call provisions, if any, of the warrants;

•	anti-dilution provisions, if any, of the warrants;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants and their registration as holders of the underlying securities, holders of warrants will not have any of the rights of registered holders of the underlying securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend or interest payments or similar distributions on the securities purchasable upon exercise.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time in one or more transactions as follows:

•	directly to one or more purchasers;

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	in “at-the-market” offerings within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through any combination of these methods of sale; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

•	the method of distribution of the securities offered therein;

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers, or agents may be changed from time to time.

Distribution Through Underwriters

We may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If underwriters are used in the sale of our securities, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of any dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell our securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

Any underwriters, dealers or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent. In addition, we may issue the securities as a dividend or distribution to our existing security holders.

In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on the New York Stock Exchange under the symbol “DDD,” prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

Conflict of Interest

We may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a “conflict of interest,” as such term is defined by the Financial Industry Regulatory Authority, Inc. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the “qualified independent underwriter” and its role and responsibilities in the offering.

The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us and our subsidiaries in the ordinary course of business and may receive a portion of the proceeds from this offering.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed for us by McGuireWoods LLP, Richmond, Virginia. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

EXPERTS

The financial statements of 3D Systems Corporation as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus, and the effectiveness of 3D Systems Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of 3D Systems Corporation’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of 3D Systems Corporation for the year ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by the Registrant.

Securities and Exchange Commission registration fee		$13,810
Accounting fees and expenses			*
Legal fees and expenses			*
Printing expenses			*
Miscellaneous (including transfer agent fees)			*

Total	$		*

*	Estimated expenses are not presently known. Estimated fees and expenses associated with future offerings will be provided in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws provide that:

•

with respect to any action or proceeding not brought by us, we shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or proceeding if that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful;

•

with respect to any action or proceeding brought by us, we shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of our Company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which that person is adjudged to be liable to us, unless, and only to the extent that, the court determines that the person is fairly and reasonably entitled to indemnity;

•

any indemnification provided pursuant to the bullets above (unless ordered by a court) will be made only upon an affirmative vote of a majority of our disinterested directors, by a committee of disinterested directors designated by a majority vote of our disinterested directors, a written opinion of independent legal counsel or an affirmative vote of a majority of our stockholders;

•

to the extent that a director or officer of our Company has been successful on the merits or otherwise in defense of any action or proceeding, he or she shall be indemnified against expenses incurred by him or her;

•

expenses incurred in defending a civil or criminal action or proceeding shall be paid by us in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to indemnification; and

•	the rights conferred in our By-Laws are not exclusive.

ITEM 16.	EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein as indicated:

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**

4.1	Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-B filed on August 16, 1993, and the amendment thereto, filed on Form 8-B/A on February 4, 1994.)

4.2	Amendment to Certificate of Incorporation filed on May 23, 1995. (Incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-2/A, filed on May 25, 1995.)

4.3	Certificate of Amendment of Certificate of Incorporation filed with Secretary of State of Delaware on May 19, 2004. (Incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed on August 5, 2004.)

4.4	Certificate of Amendment of Certificate of Incorporation filed with Secretary of State of Delaware on May 17, 2005. (Incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, filed on August 1, 2005.)

4.5	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on October 7, 2011. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on October 7, 2011.)

4.6	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on May 21, 2013. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on May 22, 2013.)

4.7	Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on May 14, 2026 (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on May 15, 2026.)

4.8	Amended and Restated By-Laws. (Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed on April 30, 2026.)

4.9	Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-182065), filed on June 12, 2012.)

4.10	Form of Certificate of Designation (for Preferred Stock).**

4.11	Specimen Preferred Stock Certificate.**

4.12	Form of Warrant Agreement.**

4.13	Form of Warrant Certificate.**

Exhibit No.	Description

5.1	Opinion of McGuireWoods LLP.*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of BDO USA, P.C.*

23.3	Consent of McGuireWoods LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

107	Filing Fee Table.*

*	Filed herewith.
**	To be filed, if necessary, by amendment to this Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rock Hill, State of South Carolina, on May 22, 2026.

3D SYSTEMS CORPORATION

By:	/s/ Dr. Jeffrey A. Graves
Dr. Jeffrey A. Graves
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jeffrey A. Graves, Phyllis Nordstrom and Andrew W.B. Wright, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 22, 2026.

Signature	Title

/s/ Dr. Jeffrey A. Graves Dr. Jeffrey A. Graves	President, Chief Executive Officer and Director (principal executive officer)

/s/ Phyllis Nordstrom Phyllis Nordstrom	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (principal financial and accounting officer)

/s/ Charles G. McClure, Jr. Charles G. McClure, Jr.	Chairman of the Board of Directors

/s/ Malissia R. Clinton Malissia R. Clinton	Director

/s/ Claudia N. Drayton Claudia N. Drayton	Director

/s/ Thomas W. Erickson Thomas W. Erickson	Director

Signature	Title

/s/ Jim D. Kever Jim D. Kever	Director

/s/ Kevin S. Moore Kevin S. Moore	Director

/s/ Dr. Vasant Padmanabhan Dr. Vasant Padmanabhan	Director

/s/ Dr. John J. Tracy Dr. John J. Tracy	Director